Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated July 13, 2026, except for Note 12 as to which the date is September 9, 2026, relating to the financial statements of AI OKTO Corp. Predecessor, appearing in the registration statement on Form 20-F of AI OKTO Corp. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
October 20, 2026